UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported) August 29, 2018
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road; Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (919) 716-7000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
On August 29, 2018, First Citizens BancShares, Inc. ("BancShares") purchased 100,000 shares of its outstanding Class A common stock, at a price of $465 per share, from Ella Ann Holding, as trustee of her revocable trust. Mrs. Holding is the widow of BancShares' former Executive Vice Chairman, Frank B. Holding, and the mother of Frank B. Holding, Jr. and Hope H. Bryant, BancShares' Chairman and Chief Executive Officer and Vice Chairman, respectively.

The purchase was made pursuant to an existing share purchase authorization previously approved by the board of directors which authorizes the purchase of up to the lesser of 800,000 shares or $282 million of Class A common stock on the open market or in private transactions over a period of one year. The terms of the purchase were approved by the board's Executive Committee (with Mr. Holding and Mrs. Bryant recusing themselves) following the recommendation of the board's independent Audit Committee which reviewed and approved the transaction pursuant to BancShares' related person transaction policy. In its consideration of the proposed purchase, the Audit Committee retained and consulted with independent legal counsel which advised the Committee as to legal and regulatory matters, and an independent investment banking firm which assisted the Committee in its analysis of the transaction and its impact on BancShares and its determination of the transaction terms, including price.

Mrs. Holding's purpose in selling the shares was to generate funds for the payment of taxes on the estate of her late husband who died on May 26, 2018. BancShares funded the purchase from its cash reserves. The transaction reduced BancShares' outstanding Class A common stock by 0.9% to 10,905,220 shares. The repurchased shares have been retired and restored to an authorized and unissued status.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	September 4, 2018	By: /s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer